UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 11, 2020

SITE Centers Corp.

(Exact name of registrant as specified in its charter)

Ohio	1-11690	34-1723097
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3300 Enterprise Parkway, Beachwood, Ohio	44122
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (216) 755-5500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, Par Value $0.10 Per Share	SITC	New York Stock Exchange
Depositary Shares, each representing 1/20 of a share of 6.375% Class A Cumulative Redeemable Preferred Shares without Par Value	SITC PRA	New York Stock Exchange
Depositary Shares, each representing 1/20 of a share of 6.25% Class K Cumulative Redeemable Preferred Shares without Par Value	SITC PRK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 11, 2020 (the “Effective Date”), SITE Centers Corp. (the “Company”) entered into a new employment agreement (the “Employment Agreement”) with David R. Lukes, the Company’s President and Chief Executive Officer. The new Employment Agreement supersedes and replaces the current employment agreement with Mr. Lukes, which current employment agreement was scheduled to expire on March 1, 2021. The term of the new Employment Agreement will end on September 11, 2024.

On September 14, 2020, the Company eliminated the position of Chief Operating Officer. Michael A. Makinen, the Company’s current Executive Vice President and Chief Operating Officer, is expected to cease serving in those roles by September 30, 2020, or earlier upon the execution of a separation agreement with the Company. Mr. Makinen will continue to serve as an employee of the Company until his departure on December 13, 2020 (the “Separation Date”). Mr. Makinen’s departure will constitute a termination without cause under his employment agreement. The Company expects to enter into a separation agreement with Mr. Makinen by September 30, 2020 to memorialize the terms of his departure from the Company, as further described below.

Chief Executive Officer Employment Agreement

The material terms of the new Employment Agreement are summarized below:

Base Salary

•	Annual base salary rate of not less than $900,000 per year;

Annual Incentive Compensation

•

Eligibility to receive an annual cash incentive, with the actual payout determined based on the factors and criteria established by the Compensation Committee (the “Committee”) of the Board of Directors of the Company (the “Board”) after consultation with Mr. Lukes and, for any partial calendar year during the contract term (other than 2020), pro-rated based on the number of days Mr. Lukes is employed by the Company during such calendar year. The threshold, target and maximum payout levels for the annual cash incentive (including for the 2020 annual cash incentive) are 75%, 150% and 250%, respectively, of Mr. Lukes’ year-end base salary rate;

•

Opportunity for Mr. Lukes to elect, no later than October 31 of each calendar year during the contract term (or such other date determined by the Committee), to receive up to 100% of his annual cash incentive payout (if any) for such calendar year in the form of a grant of service-based restricted share units (“RSUs”) covering a number of the Company’s Common Shares, par value $0.10 per share (“Shares”), valued at 1.2 times the portion of the annual cash incentive that is subject to the election, and generally vesting in substantially equal installments on the first three anniversaries of the grant date (“Annual Bonus RSUs”);

Equity Awards

•

Eligibility to receive equity awards during employment with the Company as follows, subject to the approval of the Committee and the terms and conditions of the Company’s 2019 Equity and Incentive Compensation Plan (or its successor(s)) (the “Equity Plan”) and the applicable award agreements:

•	On the Effective Date, a grant of service-based RSUs covering a number of Shares valued at $1,500,000 and generally vesting in four substantially equal installments on each of the first four anniversaries of the grant date (“Ratable RSUs”), and a grant of service-based RSUs covering a number of Shares valued at $1,500,000 and generally vesting on the fourth anniversary of the grant date (“Cliff RSUs”);

•

No later than March 15 of 2021, 2022, 2023, and 2024, a grant of service-based RSUs (or substantially similar award) covering a number of Shares valued at not less than $1,000,000 and generally vesting in substantially equal installments on each of the first three anniversaries of the grant date (“Annual RSUs”); and

•

No later than March 15 of 2021, 2022, 2023, and 2024, a grant of performance-based RSUs (or substantially similar awards) covering a “target” number of Shares (in the aggregate) valued at not less than $2,000,000, the payout of which will vary from 0% to 200% of the target award based on achievement with respect to performance objectives established by the Committee in consultation with Mr. Lukes measured over a three-year performance period (“PRSUs”), provided that no less than 50% of the aggregate target PRSUs for each calendar year will vest based on the Company’s relative total shareholder return achievement;

•

Eligibility for accelerated vesting of Annual Bonus RSUs, Ratable RSUs, Cliff RSUs, Annual RSUs and PRSUs granted to Mr. Lukes in the event that Mr. Lukes’ employment with the Company is terminated (1) by the Company without cause (as defined in the Employment Agreement), (2) by Mr. Lukes for good reason (as defined in the Employment Agreement), (3) by the Company due to Mr. Lukes’ total disability (as defined in the Employment Agreement), or (4) due to Mr. Lukes’ death;

Other Benefits/Obligations

•

Eligibility to participate in all retirement, health and welfare, and other benefit plans maintained by the Company that are generally available to senior executives of the Company and with respect to which Mr. Lukes is eligible pursuant to the terms of the applicable plans;

•

Company-provided suitable automobile service for Mr. Lukes’ business use, including all reasonable related maintenance, repairs, parking, gasoline, insurance and other reasonable costs and expenses, which automobile may also be used by Mr. Lukes (and anyone authorized by Mr. Lukes) for personal use at no cost to Mr. Lukes (except for applicable taxes);

•	Reimbursement (up to an aggregate maximum of $25,000 in any calendar year) for premiums paid by Mr. Lukes for life, disability and/or similar insurance policies;

•	Reimbursement of reasonable attorneys’ fees and other reasonable expenses incurred in connection with the negotiation of the Employment Agreement, up to a maximum of $20,000;

•

Mr. Lukes will also be subject to customary non-competition, non-solicitation, confidentiality and mutual non-disparagement requirements during and for specified periods after the term of his employment; and

•

The Employment Agreement also includes customary indemnification provisions, and provides for the reimbursement of certain legal fees and expenses, including fees and expenses incurred in relation to enforcement of the Employment Agreement.

Severance Compensation

The Employment Agreement provides that if Mr. Lukes’ employment with the Company is terminated prior to expiration of the Employment Agreement by the Company without cause, by Mr. Lukes for good reason, or as a result of death or disability, the Company will generally pay Mr. Lukes, or his personal representative or dependents, as appropriate (in addition to certain accrued compensation and benefits), subject to the execution by Mr. Lukes of a customary release of claims in favor of the Company:

•

a lump sum amount equal in value to Mr. Lukes’ annual bonus that he would have earned for the year of termination, pro-rated based on his period of service during such year, and calculated on the basis of actual performance of the applicable performance objectives for the entire performance period (except that, if the termination is due to death or disability, the pro-rated annual bonus will be based on the “target” level);

•

a lump sum in cash equal to 18 months of monthly COBRA premiums for health, dental and vision benefits (if COBRA coverage is elected) and the employer portion of the premium for other insurance provided by the Company (or in the event of death, a substantially similar benefit to his beneficiaries); and

•

if the termination is the result of a termination by the Company other than for cause, death or disability, a lump sum amount equal to two times the sum of (1) Mr. Lukes’ then-current base salary plus (2) an amount equal to the average of the annual bonuses earned by Mr. Lukes in the three fiscal years ending immediately prior to the fiscal year in which the termination occurs, disregarding any enhanced value that may have been received by Mr. Lukes based on any election to receive Annual Bonus RSUs in lieu of cash for any such annual bonus (the “Average Bonus”).

Severance Compensation Following a Change in Control

The Employment Agreement also provides that, in the event of certain “triggering events” (which include a termination by the Company without cause or a termination by Mr. Lukes for good reason) occurring within two years after a “change in control” (as defined in the Employment Agreement), the Company will pay (in addition to certain accrued compensation and benefits): (1) a lump sum amount equal to three times the sum of Mr. Lukes’ base salary as of the termination date plus an amount equal in value to his Average Bonus; (2) a lump sum amount equal to 18 months of monthly COBRA premiums for health, dental and vision benefits (if COBRA coverage is elected) and the employer portion of the premium for other insurance provided by the Company; and (3) a lump sum amount equal in value to Mr. Lukes’ “target” annual bonus for the year of termination, pro-rated based on Mr. Lukes’ period of service during such year.

The foregoing is only a brief description of the material terms of the Employment Agreement, does not purport to be a complete description of such Employment Agreement, and is qualified in its entirety by reference to the Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Chief Operating Officer Separation Agreement

The separation agreement to be entered into between the Company and Mr. Makinen is expected to provide, among other things, that Mr. Makinen will receive the severance compensation and benefits previously negotiated under the terms of his March 2017 employment agreement with the Company for a termination without cause, generally consisting of: certain accrued benefits; a pro-rata annual bonus (based on actual performance) for the 2020 fiscal year; a lump sum cash payment based on a multiple (the “Severance Multiplier”) of the sum of Mr. Makinen’s annual base salary rate ($500,000) and his average bonus payout for the prior three years; and a lump sum cash payment representing 18 months of health and welfare benefits. However, under the terms of the anticipated separation agreement, the Company expects that Mr. Makinen’s Severance Multiplier will be elevated to 1.00, rather than left at approximately 0.25 (the multiple produced by the formula included in the current employment agreement scheduled to terminate in March 2021), and his cash severance payment will be determined considering his 2017 annual bonus on a non-prorated basis (resulting in an average bonus amount for cash severance calculation purposes of $675,000). In addition, pursuant to the terms of the applicable award agreements, Mr. Makinen’s outstanding Company equity awards are expected to be treated as follows: (1) his time-based RSUs will continue to vest on their normal vesting schedules; and (2) his performance-based RSUs will be earned (if at all) on the basis of the relative achievement of the applicable performance objectives as of the Separation Date.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Exhibit Description

10.1	Employment Agreement, dated as of September 11, 2020, by and between the Company and David R. Lukes

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SITE CENTERS CORP.

By:	/s/ Aaron M. Kitlowski
Name:	Aaron M. Kitlowski
Title:	Executive Vice President, General Counsel and Secretary

Date: September 15, 2020